Exhibit 7.(c)

Exhibit 7. (c) List of Reinsurers

For Protective’s Premiere II, Premiere II 2003, and Premiere III Variable Life products:

*Generali USA Life Reassurance Company (Kansas City, Missouri)

  General Re Life Corporation (Stamford, Connecticut) (fka The Cologne Life Reinsurance Company (Stamford, Connecticut))

*Munich American Reassurance Company (Atlanta, Georgia)

*RGA Reinsurance Company (Chesterfield, Missouri)

  SCOR Global Life U.S. Re Insurance Company (Plano, Texas)

  SCOR Global Life Re Insurance Company of Texas (Plano, Texas) (fka Revios Reinsurance US Inc. (Los Angeles, CA);

    fka Gerling Global Life Reinsurance Company (Los Angeles, CA))

  Security Life of Denver Insurance Company (Denver, Colorado)

*Swiss Re Life & Health America Inc. (Hartford, Connecticut)

*The Canada Life Assurance Company (Toronto, Ontario, Canada) (new reinsurer for 2001 CSO VUL business)

  The Lincoln National Life Insurance Company (Fort Wayne, Indiana)

  Transamerica Life Insurance Company (fka Transamerica Occidental Life Insurance Company (Cedar Rapids, Iowa))